Exhibit 4.2.4
Execution Version
DENBURY RESOURCES INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
THIRD SUPPLEMENTAL INDENTURE FOR
6.0% SENIOR SUBORDINATED NOTES DUE 2015
Dated as of March 10, 2010

          THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 10, 2010, among DENBURY RESOURCES INC., a Delaware corporation (the “Company”), as successor in interest by merger to Encore Acquisition Company, a Delaware corporation (“Encore”), EAP PROPERTIES, INC., a Delaware corporation (“Properties”), DENBURY ENCORE HOLDINGS INC., a Delaware corporation (“Holdings”), EAP OPERATING, LLC, a Delaware limited liability company (“EAP Operating”), ENCORE OPERATING, L.P., a Texas limited partnership (“Encore Operating”), ENCORE OPERATING LOUISIANA, LLC, a Delaware limited liability company (“Louisiana”), GREENCORE PIPELINE COMPANY LLC, a Delaware limited liability company (“Greencore”), DENBURY ONSHORE, LLC, a Delaware limited liability company (“Onshore”), DENBURY GATHERING & MARKETING, INC., a Delaware corporation (“Gathering”), DENBURY OPERATING COMPANY, a Delaware corporation (“Denbury Operating”), DENBURY MARINE, L.L.C., a Louisiana limited liability company (“Marine”), TUSCALOOSA ROYALTY FUND LLC, a Mississippi limited liability company (“Tuscaloosa”), DENBURY GREEN PIPELINE-TEXAS, LLC, a Delaware limited liability company (“Denbury Green” and, together with Properties, Holdings, EAP Operating, Encore Operating, Louisiana, Greencore, Onshore, Gathering, Denbury Operating, Marine, and Tuscaloosa, the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), to the INDENTURE, dated as of July 13, 2005, among the Company, the Guarantors, and the Trustee (the “Indenture”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.
          WHEREAS, Encore was merged with and into the Company pursuant to the Agreement and Plan of Merger, dated as of October 31, 2009, between the Company and Encore;
          WHEREAS, Encore, certain guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 6.0% Senior Subordinated Notes due 2015 (the “Securities”);
          WHEREAS, there is currently outstanding under the Indenture $300,000,000 in aggregate principal amount of Securities;
          WHEREAS, the Company will assume all of the obligations of Encore under the Securities and the Indenture;
          WHEREAS, the Company desires to amend the Indenture, as set forth herein;
          WHEREAS, Section 9.01 of the Indenture permits amendment of the Indenture by the Company, the Guarantors, and the Trustee without the consent of the Holders to add Guarantees of any series of Securities as permitted by the terms of the Indenture;
          WHEREAS, Section 9.02 of the Indenture permits amendment of the Indenture as provided in Section 2 hereof by the Company, the Guarantors, and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each series affected by such amendment and subject to the other provisions of Article IX of the Indenture;

          WHEREAS, the Securities are the only outstanding Securities issued under the Indenture;
          WHEREAS, the Company has commenced, pursuant to the Offer to Purchase and Consent Solicitation Statement of the Company, dated February 8, 2010 (the “Offer to Purchase”), an offer to purchase all of the outstanding Securities and a solicitation to obtain (a) the consent of the Holders of at least a majority in outstanding principal amount of the Securities to the amendments to the Indenture set forth in Section 2 hereof and (b) the direction of the Holders of at least a majority in outstanding principal amount of the Securities to the Trustee to execute and deliver this Supplemental Indenture (collectively, the “Consent”);
          WHEREAS, the Company certifies in this Supplemental Indenture that the Holders of at least a majority in principal amount of the Securities currently outstanding have provided consents to the execution and delivery by the Trustee of this Supplemental Indenture in accordance with the provisions of the Indenture;
          WHEREAS, the Company and the Guarantors have been authorized by resolutions of their respective Boards of Directors or comparable governing bodies or member, as the case may be, to enter into this Supplemental Indenture; and
          WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate (as defined in the Indenture) as well as an Opinion of Counsel (as defined in the Indenture) to the effect that the execution and delivery of this Supplemental Indenture by the Company and the Guarantors is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture to be complied with by the Company and the Guarantors have been complied with.
          NOW, THEREFORE, the parties hereto agree as follows:
     1. Company Representations and Warranties. The Company hereby represents, warrants, and certifies to the Trustee that the Holders of at least a majority in principal amount of the Securities currently outstanding have provided Consents (the “Consenting Securities”), and that all other conditions precedent provided for in the Indenture, including without limitation, those contained in Article IX of the Indenture, relating to the execution of this Supplemental Indenture have been complied with as of the date hereof.
     2. Amendments to the Indenture.
          a. The Indenture is hereby amended by (i) deleting the text of Sections 4.02, 4.03, 4.04, 4.05, 4.07, 4.09, 4.10, 4.11, 5.01(a), 6.01(6), and 6.01(9) of the Indenture and replacing them with the words “Intentionally Omitted,” and (ii) deleting all references to such sections and clauses in their entirety, including without limitation all references, direct or indirect, thereto in Section 6.01, “Events of Default.”
          b. The Indenture is hereby amended by deleting those definitions from the Indenture for which all references to such definitions will be eliminated as a result of the provisions of Section 2(a) of this Supplemental Indenture.

     3. Assumption of Obligations. The Company assumes all obligations of Encore under the Securities and the Indenture.
     4. Addition of Guarantors. Onshore, Gathering, Denbury Operating, Marine, Tuscaloosa, Holdings, and Denbury Green hereby agree, jointly and severally with the Subsidiary Guarantors, to guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.
     5. Miscellaneous.
          a. Ratification of Agreement. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as provided for in this Supplemental Indenture, the Indenture shall remain in full force and effect. The Consent of the Holders of the Securities to this Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver or consent to any further or future action on the part of the Company.
          b. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
          c. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
          d. Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The amendments set forth in Section 2 hereof will become operative concurrently with the Company’s acceptance of the Consenting Securities for payment pursuant to the Offer to Purchase on or promptly after March 10, 2010.
          e. Trustee. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained and for the correctness of the Offer to Purchase, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

          f. Indemnification of Trustee. The Company agrees to indemnify and hold harmless the Trustee from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and court costs) at any time asserted against or incurred by the Trustee by reason of, arising out of or in connection with the execution of this Supplemental Indenture incurred without negligence or bad faith on its part.
          g. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
          h. Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
          i. Severability. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature page follows]

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

DENBURY RESOURCES INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

EAP PROPERTIES, INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY ENCORE HOLDINGS INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

EAP OPERATING, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING, L.P.
By:	EAP Operating, LLC, its General Partner

By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING LOUISIANA, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

GREENCORE PIPELINE COMPANY LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY ONSHORE, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GATHERING & MARKETING, INC.
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY OPERATING COMPANY
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY MARINE, L.L.C.
By:	Denbury Operating Company, its sole member

By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

TUSCALOOSA ROYALTY FUND LLC
By:	Denbury Operating Company, its sole member

By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY GREEN PIPELINE-TEXAS, LLC
By:	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President